Exhibit 8.1

February 20, 2019

NexPoint Residential Trust, Inc.

300 Crescent Court, Suite 700

Dallas, Texas 75201

Ladies and Gentlemen:

We have acted as counsel to NexPoint Residential Trust, Inc., a Maryland corporation (the “Company”), in connection with an “at-the-market” equity offering by the Company pursuant to which the Company intends to issue and sell up to $100,000,000 of shares of Common Stock, par value $0.01 per share, of the Company (the “Shares”). The Shares are included in the Company’s registration statement on Form S-3 (Registration No. 333-216697), in the form filed with the Securities and Exchange Commission (the “Commission”) on March 15, 2017 and amended on April 24, 2017 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), and the final prospectus supplement, dated February 20, 2019 (“Prospectus Supplement”), to the base prospectus, dated April 24, 2017 (together with the documents incorporated by reference therein, the “Base Prospectus” and together with the Prospectus Supplement, the “Prospectus”), with the Prospectus forming part of the Registration Statement.

You have requested our opinion concerning certain federal income tax considerations relating to the Company, including with respect to its election to be taxed as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). In connection with our opinion, we have reviewed and are relying upon

(i)	the Registration Statement, including the documents incorporated by reference therein and the information deemed to be part thereof pursuant to Rule 430B under the Securities Act;

(ii)	the Base Prospectus, in the form contained in the Registration Statement;

(iii)	the prospectus supplement, dated February 20, 2019, relating to the Shares, in the form filed with the Commission on February 20, 2019 pursuant to Rule 424(b) under the Securities Act;

(iv)	the Company’s Articles of Amendment and Restatement (the “Articles of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”), in each case, as in effect on the date hereof;

NexPoint Residential Trust, Inc.

February 20, 2019

(v)	resolutions adopted by the Board of Directors of the Company on March 13, 2017 and February 13, 2019;

(vi)	written consent adopted by the pricing committee of the Board of Directors of the Company on February 20, 2019;

(vii)	a written consent adopted by the general partner of the Adviser on February 20, 2019;

(viii)

executed copy of each Equity Distribution Agreement, dated February 20, 2019, by and among the Company, the Operating Partnership, the Adviser and each of Jefferies LLC, Raymond James & Associates, Inc. and SunTrust Robinson Humphrey, Inc.;

(ix)

a fully executed copy of each master forward sale agreement, dated as of February 20, 2019 (each, a “Master Forward Sale Agreement” and, collectively, the “Master Forward Sale Agreements”), by and between the Company, the Operating Partnership, the Adviser and each of Jefferies LLC and Raymond James & Associates, Inc. as forward purchasers (each, a “Forward Purchaser” and, collectively, the “Forward Purchasers”);

(x)	the supplemental confirmation to be entered into by and between the Company and one or more of the Forward Purchasers, in the form attached as Schedule A to the Master Forward Sale Agreements; and

such other documents, records and instruments that we have deemed necessary or appropriate for purposes of our opinion, and have assumed their accuracy as of the date hereof. For purposes of our review, we have also assumed, with your consent, the authenticity of all documents we have examined as well as the genuineness of signatures and the validity of the indicated capacity of each party executing a document. In addition, we have relied upon the representations contained in a certificate, dated as of the date hereof (the “Officer’s Certificate”), executed by a duly appointed officer of the Company, setting forth certain representations relating to the organization and operation of the Company. We have also assumed, with your consent, that NexPoint Real Estate Opportunities, LLC (fka Freedom REIT, LLC) was organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code for each of its taxable years beginning with its taxable year ended December 31, 2013, and through its taxable year ended December 31, 2015.

In our capacity as counsel to the Company we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. For purposes of our opinion, we have not made an independent investigation or audit of the facts

NexPoint Residential Trust, Inc.

February 20, 2019

set forth in the above referenced documents or in the Officer’s Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents, and the conformity to authentic original documents of all documents submitted to us as copies.

Our opinion is based upon the current provisions of the Code, Treasury Regulations promulgated thereunder, current administrative rulings, judicial decisions, and other applicable authorities, all as in effect on the date hereof. All of the foregoing authorities are subject to change or new interpretation, both prospectively and retroactively, and such changes or interpretation, as well as changes in the facts as they have been represented to us or assumed by us, could affect our opinion. Our opinion is rendered only as of the date hereof and we undertake no responsibility to update this opinion after this date. Our opinion does not foreclose the possibility of a contrary determination by the Internal Revenue Service (the “IRS”) or by a court of competent jurisdiction, or of a contrary position by the IRS or Treasury Department in regulations or rulings issued in the future.

Based on the foregoing, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that:

(1)

during the period commencing with the Company’s taxable year ended December 31, 2015 through its taxable year ended December 31, 2018, the Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s current and proposed method of operation will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2019 and for future taxable years; and

(2)

the statements set forth in the prospectus constituting part of the Registration Statement under the caption “U.S. Federal Income Tax Considerations” (as supplemented by the Prospectus Supplement, dated February 20, 2019, under the caption “Supplemental U.S. Federal Income Tax Considerations”) insofar as such statements purport to summarize United States federal income tax laws or provisions of documents referred to therein, present fair summaries of such laws and documents in all material respects.

The Company’s qualification and taxation as a REIT depend upon the Company’s ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code with regard to, among other things, the sources of gross income, the composition of assets, the level of distributions to stockholders, and the diversity of its stock ownership. Winston & Strawn LLP undertakes no responsibility

NexPoint Residential Trust, Inc.

February 20, 2019

to, and has not, reviewed the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company’s operations, the nature of its assets, the amount and types of its gross income, the level of its distributions to stockholders and the diversity of its stock ownership for any given taxable year has satisfied the requirements under the Code for qualification and taxation as a REIT.

Other than as expressly stated above, we express no opinion on any issue relating to the Company or to any investment therein.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to us under the caption “ Supplemental U.S. Federal Income Tax Considerations” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Winston & Strawn LLP